UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
1200 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2017, Comstock Mining Inc. (the “Company”), entered into an Option Agreement (the “Agreement”) with Tonogold Resources, Inc. (“Tonogold”). Under the terms of the Agreement, Tonogold will have the right to participate in certain activities, including but not limited to, engineering, development, drilling and test-work, towards completing a technical and economic feasibility assessment on certain properties within the Company’s Lucerne resource area (the “Lucerne Property”), and if all obligations and prerequisites are satisfied and subject to compliance with the Agreement, Comstock and Tonogold may effect a joint venture for the future development and mining of mineral resources on the Lucerne Property.

Under the terms of the Agreement, Tonogold can earn a 51% interest in the Company’s wholly-owned subsidiary, Comstock Mining LLC, which owns the Lucerne Property, by making capital expenditures on the Lucerne Property of $20 million prior to 42-months following signing of the Agreement and payments of $2.2 million to the Company. The initial payment of $0.2 million was paid immediately with another $2 million within 6-months, in the event that Tonogold elects to extend the option. In addition, Tonogold is granted the option to purchase 51% of certain equipment and property located at the Company’s American Flat property for a purchase price of $25 million. If Tonogold does not elect to extend the option beyond the initial 6-months, it will be required to make a further payment to Comstock equal to $1 million less actual costs incurred on the Lucerne Properties during the initial 6-month period.

The foregoing summary of the terms of the Agreement is not intended to be exhaustive and is qualified in its entirety by the terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

A copy of the press release announcing the transactions contemplated by the Agreement is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.1	Option Agreement
99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: October 5, 2017	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Executive Chairman

EXHIBIT INDEX

10.1	Option Agreement
99.1	Press release